EXHIBIT 23.3

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-38510 of Virginia Electric and Power Company on Form S-3 of our reports dated January 22, 2002, appearing in this Annual Report on Form 10-K of Virginia Electric and Power Company for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Richmond, Virginia
March 11, 2002

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